Exhibit 99.1

Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports First Quarter 2015 Financial Results

Highlights

•	Generated Core FFO of $20.8 million or $0.43 per diluted common share for the first quarter of 2015. Core FFO included an adjustment of $2.1 million or $0.04 per diluted common share related to the cumulative effect of finalizing the purchase price allocation for the Bank of America Portfolio.

•	Generated NAREIT defined funds from operations (“FFO”) of $17.0 million or $0.35 per diluted common share for the first quarter of 2015.

•	Generated adjusted funds from operations (“AFFO”) of $16.9 million or $0.35 per diluted common share for the first quarter of 2015.

•	In April 2015, raised $259.3 million of net proceeds through a public offering of 9,775,000 shares of common stock.

•	During the first quarter of 2015, acquired 27 properties in 9 separate transactions for a total purchase price of approximately $570.0 million (initial cap rate 7.6% and annualized straight-line cap rate 8.0%) with a weighted average lease term of 7.2 years. Includes the 12-asset portfolio acquisition for approximately $398.6 million which closed on March 11, 2015.

•	Subsequent to quarter end, the Company acquired one additional property for a total purchase price of approximately $24.1 million (6.9% initial cap rate; 7.3% annualized straight-line cap rate) with a lease term of 6.3 years.

•	In April 2015, Gramercy’s European Property Fund closed its first acquisition, the purchase and leaseback of a 430,000 square foot warehouse located in Neuwied, Germany and 100% leased to a leading German wholesaler of tires, wheels and rims. The property was acquired for approximately €21.0 million, partially funded with a new €12.0 million non-recourse first mortgage.

•	Reaffirming Core FFO guidance of $1.80 - $2.00 per diluted common share for the full year 2015.

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Summary

NEW YORK, N.Y. – May 6, 2015 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $1.6 million, or $0.03 per fully diluted common share for the three months ended March 31, 2015. For the quarter, the Company generated FFO of $17.0 million, or $0.35 per fully diluted common share. FFO and net loss to common stockholders includes start-up costs related to Gramercy Europe and property acquisition costs aggregating $3.7 million or $0.08 per diluted common share for the quarter ended March 31, 2015. For the quarter, the Company generated Core FFO of $20.8 million, or $0.43 per fully diluted common share. Net loss, FFO and Core FFO included an adjustment of $2.1 million or $0.04 per diluted common share related to cumulative effect of finalizing the purchase price allocation for the Bank of America Portfolio. For the quarter, the Company generated AFFO of $16.9 million, or $0.35 per fully diluted common share. A reconciliation of FFO, Core FFO and AFFO to net income available to common stockholders is included on page 10 of the press release.

Effective March 20, 2015 at 5:00p.m., the Company completed a 1-for-4 reverse stock split converting its common stock and its outstanding units of GPT Property Trust LP at a ratio of 1-for-4. As a result, the number of outstanding shares of common stock of the Company was reduced from approximately 188.0 million to approximately 47.0 million. In addition, at the market open on March 23, 2015, the common stock was assigned a new CUSIP number: 38489R 605. All share and per share amounts in this press release have been adjusted for the effect of the reverse stock split.

The Company declared a first quarter 2015 dividend of $0.20 per common share, paid on April 15, 2015 to holders of record as of March 31, 2015.

For the first quarter of 2015, the Company recognized total revenues of approximately $47.9 million, an increase of 28.1% over total revenues of $37.4 million reported in the prior quarter.

Common Stock Offering

In April 2015, the Company completed an underwritten public offering of 9,775,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase 1,275,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $27.75 per share and the net proceeds from the offering were approximately $259.3 million. The Company used the net proceeds from the offering to repay outstanding borrowings under its revolving credit facility, which is generally used to fund real estate acquisitions, including properties currently under contract or letter of intent.

Property Acquisitions

In the first quarter of 2015, the Company acquired 27 properties in 9 separate transactions for a total purchase price of approximately $570.0 million (7.6% initial cap rate; 8.0% annualized straight-line cap rate) with a weighted average lease term of approximately 7.2 years.

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On March 11, 2015, the Company closed the acquisition of a portfolio of 12 single-tenant net lease assets totaling approximately 2.7 million square feet for an aggregate purchase price of approximately $398.6 million. For the combined portfolio, Year 1 net operating income is anticipated to be approximately $31.6 million (7.9% initial cap rate; 8.3% annualized straight-line cap rate) with a weighted average lease term of approximately 6.4 years.

Additionally in connection with the acquisition, the Company assumed an existing secured debt totaling approximately $128.0 million with remaining term of 5.3 years until maturity. The loan encumbers 11 of the 12 assets in the portfolio.

Subsequent to quarter end, the Company acquired one additional property for a total purchase price of approximately $24.1 million (6.9% initial cap rate; 7.3% annualized straight-line cap rate) with a lease term of approximately 6.3 years. The property is an approximately 480,000 square foot industrial warehouse located in Obetz, Ohio (Columbus MSA), which is leased through July 2021 to a leading consumer fitness products company.

2015 Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
				Purchase		Cash	S/L
Location	MSA	Property Type	Square Feet	Price	Occupancy	NOI	NOI
Industrial Portfolio
Oswego, IL	Chicago	Class B Industrial	74,960	$4,650	100%	$394	$418
Denver, CO [1]	Denver	Class B Industrial	84,973	7,118	100%	587	587
Houston, TX [1,2]	Houston	Class B Industrial	465,475	45,050	100%	3,893	3,893
Dixon, IL [1]	Greater Chicago	Class B Industrial	575,448	23,263	100%	1,714	1,939
Richfield, OH [1]	Cleveland	Class B Industrial	229,972	21,764	100%	1,815	1,721
Kent, WA	Seattle	Class B Industrial	214,970	18,500	100%	1,113	1,179
San Jose, CA	San Francisco	Class B Industrial	207,006	44,000	100%	2,785	3,038
Milwaukee, Oak Creek, Sussex, WI [3]	Milwaukee	Class B Industrial	452,752	19,750	100%	1,704	1,745
Milford, CT	New Haven	Industrial - Truck Terminal	24,700	6,400	100%	463	456
Cinnaminson, NJ	Philadelphia	Class B Industrial	465,000	27,060	100%	1,651	1,800
St. Louis, MO	St. Louis	Class B Industrial	211,000	10,610	100%	833	844
Data Centers
El Segundo, CA [1]	Los Angeles	Data Center	106,885	59,122	100%	3,753	4,261
Richardson, TX [1]	Dallas	Data Center	121,068	16,072	100%	1,143	987
Office/Banking Center Portfolio
Burbank, CA	Los Angeles	Class B Office	95,000	22,200	100%	1,539	1,774
Irving, TX [1]	Dallas	Class B Office	293,890	64,051	100%	5,130	5,810
Plantation, FL [1,4]	Miami / Ft. Lauderdale	Class B Office	239,616	52,025	100%	3,966	4,149
Parsippany, NJ [1]	New York/New Jersey	Class B Office	212,535	37,586	100%	3,439	3,439
Newbury Park, CA [1]	Los Angeles	Class B Office	106,560	18,426	100%	1,381	1,583
Commerce, CA [1]	Los Angeles	Class B Office	108,000	25,479	100%	2,267	2,267
Redondo Beach, CA [1]	Los Angeles	Class B Office	124,400	28,680	100%	2,385	2,505
Charlotte, NC	Charlotte	Class B Office	113,600	18,200	100%	1,224	1,361
			4,527,810	$570,006	100%	$43,179	$45,756
Closed Since Quarter End
Obetz, OH	Columbus	Class B Industrial	478,053	$24,100	100%	$1,664	$1,768
			478,053	$24,100	100%	$1,664	$1,768
(1) Denotes assets in the portfolio acquisition.
(2) Portfolio includes four separate properties.
(3) Portfolio includes three separate properties.
(4) Portfolio includes two separate properties.

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Property Leasing

In the first quarter of 2015, the Company signed two early lease renewals with existing tenants. The first lease extension was for approximately 285,000 square feet in Worcester, Massachusetts, for an additional five-year term through March 2029. The second lease extension was for approximately 77,000 square feet in Greenfield, Indiana, for an additional five-year term through December 2023. For the Worchester, Massachusetts agreement, the Company reduced the current rent by approximately $34 thousand annually. For the Greenfield, Indiana renewal, tenant reimbursement of expenses were changed to be on terms consistent with a net lease (the prior lease arrangement provided only for reimbursements of expenses exceeding the base year costs). In connection with the lease extensions, the Company agreed to provide approximately $231 thousand for capital improvements.

Gramercy European Property Fund

In the first quarter of 2015, the Company contributed $602 thousand to the Gramercy European Property Fund (“the Fund”) and the Company recorded an equity in net loss from the Fund of $104 thousand, which is primarily attributable to costs incurred for the start-up. In April 2015, the Fund closed its first acquisition, the purchase and sale leaseback of an approximately 430,000 square foot industrial warehouse located in Neuwied, Germany. The property is 100% leased to a leading German wholesaler of tires, rims and wheels. The property was acquired for approximately €21.0 million. In addition, the Fund secured a €12.0 million non-recourse senior mortgage financing. The Company funded its prorata share of the acquisition of $1.6 million in April 2015.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $900.0 million of commercial properties throughout the United States and Europe.

In the first quarter 2015, Gramercy Asset Management recognized fee revenues of $8.2 million in property management, asset management, incentive, and administrative fees, as compared to $6.2 million at the end of the prior quarter. The increase in fees for the first quarter of 2015 is primarily attributable to additional incentive and disposition fees earned on properties sold in the managed portfolio. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS.

Corporate

As of March 31, 2015, the Company maintained approximately $188.7 million of liquidity at quarter end, as compared to approximately $400.1 million of liquidity reported the prior quarter. Liquidity includes $23.7 million of unrestricted cash as compared to approximately $200.1 million reported at the end of the prior quarter. As of March 31, 2015, there were borrowings of $200.0 million outstanding under the Term Loan and $235.0 million outstanding under the Unsecured Credit Facility (“Credit Facility”). Subsequent to quarter end, the Company borrowed an additional $25.0 million under the Credit Facility and then used $225.0 million of proceeds from the April 2015 equity raise to reduce the outstanding balance on the Credit Facility to $35.0 million, bringing the Company’s current liquidity to more than $400.0 million.

4

Management, general and administrative (“MG&A”) expenses were $4.8 million for the quarter ended March 31, 2015, approximately the same as the prior quarter. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended
	March 31,	December 31,
	2015	2014
Corporate / Investments	$4,596	$3,958
Asset Management	177	800
Total	$4,773	$4,758

MG&A expenses includes non-cash stock compensation costs of approximately $712 thousand for the three months ended March 31, 2015 and December 31, 2014.

Dividends

The Board of Directors authorized and the Company declared a dividend of $0.20 per common share for the first quarter of 2015, which was paid on April 15, 2015 to holders of record as of March 31, 2015.

The Board of Directors also authorized and the Company declared the Series B preferred stock quarterly dividend for the period of $0.44531 per share. The preferred stock dividend was paid on March 31, 2015 to holders of record as of March 16, 2015.

Company Profile

Gramercy Property Trust Inc. is a leading global investor and asset manager of commercial real estate. Gramercy specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale-leaseback transactions or directly from property developers and owners. We focus on income producing properties leased to high quality tenants in major markets in the United States and Europe. Gramercy is organized as a Real Estate Investment Trust.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

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Conference Call

The Company's executive management team will host a conference call and audio webcast on Wednesday, May 6, 2015, at 11:00 AM EDT to discuss first quarter 2015 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com. The presentation may also be accessed by dialing (877) 264-6786 or for international participants (412) 542-4146.

A replay of the call will be available from May 6, 2015 at 2:00 PM EDT through May 20, 2015 by dialing (877) 344-7529 or for international participants (412) 317-0088, using the access code 10063916.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014
Assets
Real estate investments, at cost:
Land	$382,797	$239,503
Building and improvements	1,283,990	828,117
Less: accumulated depreciation	(37,919)	(27,598)
Total real estate investment, net	1,628,868	1,040,022

Cash and cash equivalents	23,715	200,069
Restricted cash	7,339	1,244
Joint ventures and equity investments	498	–
Servicing advances receivable	1,495	1,485
Retained CDO bonds	10,239	4,293
Assets held for sale, net	8,791	–
Tenant and other receivables, net	23,949	15,398
Acquired lease assets, net of accumulated amortization of $23,852 and $15,168	345,666	200,231
Deferred costs, net of accumulated amortization of $2,558 and $2,095	13,096	10,355
Goodwill	3,668	3,840
Other assets	15,364	23,063
Total assets	$2,082,688	$1,500,000

Liabilities and Equity:
Liabilities:
Unsecured credit facility	$235,000	$–
Exchangeable senior notes, net	108,218	107,836
Senior unsecured term loan	200,000	200,000
Mortgage notes payable	310,890	161,642
Total long term debt	854,108	469,478

Accounts payable and accrued expenses	17,934	18,806
Dividends payable	9,741	9,579
Accrued interest payable	2,156	2,357
Deferred revenue	15,623	11,592
Below market lease liabilities, net of accumulated amortization of $8,631 and $3,961	232,670	53,826
Liabilities related to assets held for sale, net	4,252	–
Derivative instruments, at fair value	5,321	3,189
Other liabilities	9,043	8,263
Total liabilities	$1,150,848	$577,090

Noncontrolling interest in the Operating Partnership	13,732	16,129

Equity:
Common stock, par value $0.001, 400,000,000 and 220,000,000 shares authorized, 47,417,725 and 46,736,392 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	47	47
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at March 31, 2015 and December 31, 2014.	84,394	84,394
Additional paid-in-capital	1,787,847	1,768,977
Accumulated other comprehensive loss	(303)	(3,703)
Accumulated deficit	(954,024)	(942,934)
Total stockholders' equity	917,961	906,781
Noncontrolling interest in other partnerships	147	–
Total equity	918,108	906,781
Total liabilities and equity	$2,082,688	$1,500,000

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended
	March 31, 2015	March 31, 2014
Revenues:
Rental revenue	$31,190	$7,494
Management fees	8,186	6,965
Operating expense reimbursements	8,138	681
Interest income	238	376
Other income	183	68
Total revenues	47,935	15,584

Expenses:
Property operating expenses:
Property management expenses	5,166	5,244
Property operating expenses	8,383	822
Total property operating expenses	13,549	6,066

Interest expense	6,270	2,345
Realized gain on derivative instuments	–	(115)
Depreciation and amortization	18,698	3,385
Management, general and administrative	4,773	4,342
Acquisition costs	3,506	235
Total expenses	46,796	16,258

Income (loss) from continuing operations before equity in income (loss) from joint ventures and equity investments and provision for taxes	1,139	(674)
Equity in net income (loss) from joint ventures and equity investments	(1)	628
Income (loss) from continuing operations before provision for taxes	1,138	(46)
Provision for taxes	(1,114)	(369)
Net income (loss) from continuing operations	24	(415)
Net loss from discontinued operations	(62)	(86)
Net loss	(38)	(501)
Net loss attributable to noncontrolling interest	42	–
Net income (loss) attributable to Gramercy Property Trust Inc.	4	(501)
Preferred stock dividends	(1,559)	(1,790)
Net loss available to common stockholders	$(1,555)	$(2,291)
Basic earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.03)	$(0.13)
Net loss from discontinued operations	–	–
Net loss available to common stockholders	$(0.03)	$(0.13)
Diluted earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.03)	$(0.13)
Net loss from discontinued operations	–	–
Net loss available to common stockholders	$(0.03)	$(0.13)
Basic weighted average common shares outstanding	46,747,557	17,690,990
Diluted weighted average common shares and common share equivalents outstanding	46,747,557	17,690,990

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Gramercy Property Trust Inc.

Earnings per Share

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Numerator - Income (loss):
Net loss from continuing operations	$24	$(415)
Net loss from discontinued operations	(62)	(86)
Net loss	(38)	(501)
Net loss attributable to noncontrolling interest	42	–
Preferred stock dividends	(1,559)	(1,790)
Net loss available to common stockholders	$(1,555)	$(2,291)

Denominator-Weighted average shares:
Weighted average basic shares outstanding	46,747,557	17,690,990
Effect of dilutive securities:
Unvested share based payment awards	–	–
Options	–	–
Phantom stock units	–	–
OP Units	–	–
Exchangeable Senior Notes	–	–
Diluted Shares	46,747,557	17,690,990

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended
	March 31, 2015	March 31, 2014
Net loss available to common stockholders	$(1,555)	$(2,291)
Add:
Depreciation and amortization	18,698	3,385
FFO adjustments for unconsolidated joint ventures and equity investments	78	2,291
Net loss attributed to noncontrolling interest	(42)	–
Loss from discontinued operations	62	86
Less:
Non-real estate depreciation and amortization	(216)	(156)
Funds from operations	$17,025	$3,315

Add:

Acquisition costs	3,506	235
Gain on derivative instruments	–	(115)
European Fund setup costs	221	–
Core funds from operations	$20,752	$3,435

Add:
Non-cash stock-based compensation expense	834	622
Amortization of market lease assets	870	239
Amortization of deferred financing costs and non-cash interest	575	353
Amortization of lease inducement costs	44	44
Return on construction advances	–	185
Non-real estate depreciation and amortization	216	156
Amortization of free rent received at property acquisition	579	–

Less:
AFFO adjustments for joint ventures and equity investments	(1)	(453)
Straight-lined rent	(2,172)	(816)
Amortization of market lease liabilities	(4,822)	(160)

Adjusted funds from operations	$16,875	$3,605

Funds from operations per share - basic	$0.36	$0.19

Funds from operations per share - diluted	$0.35	$0.18

Core funds from operations per share - basic	$0.44	$0.19

Core funds from operations per share - diluted	$0.43	$0.19

Adjusted funds from operations per share - basic	$0.35	$0.20

Adjusted funds from operations per share - diluted	$0.35	$0.20

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure - continued

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended
	March 31, 2015	March 31, 2014

Basic weighted average common shares outstanding - EPS	46,747,557	17,690,990
Weighted average non-vested share based payment awards	257,726	149,111
Weighted average partnership units held by noncontrolling interest	533,385	–
Weighted average common shares and units outstanding	47,538,668	17,840,101

Diluted weighted average common shares and common share equivalents outstanding - EPS (1)	46,747,557	17,690,990
Weighted average partnership units held by noncontrolling interest	533,385	–
Weighted average non-vested share based payment awards	639,280	569,505
Weighted average stock options	15,693	16,286
Phantom shares	153,232	137,890
Dilution effect of exchangeable senior notes	544,773	–
Dilluted weighted average common shares and units outstanding	48,633,920	18,414,671

(1)	For the three months ended March 31, 2015 and March 31, 2014, the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes the weighted average partnership units, non-vested share based payment awards, stock options, phantom shares and the dilution effect of exchangeable senior notes because they would have been anti-dilutive during those periods.

Disclaimers

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

FFO, Core FFO and AFFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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